Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213508) of our report dated June 22, 2018 relating to the financial statements and financial statement schedule of the Johnson Controls Savings and Investment 401(k) Plan, included in this Annual Report on Form 11-K of the Johnson Controls Savings and Investment 401(k) Plan for the year ended December 31, 2017.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 22, 2018